For the period ended 01/31/02                   Series  1, 2, 3, 4, 6, 7, 8, 10
File number 811-2429                                    11, 12, 13, 14, 15, 19

Sub-Item 77Q1(a):  Exhibits
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On  September  17,  2001,  the Board of Directos  amended the Bylaws of the USAA
Mutual Fund, Inc. effective immediately.  The amendment is as follows:

Share Certificates. No certificates certifying the ownership of shares need be issued except as the Board of Directors may otherwise determine from time to time.